Exhibit 4.18

Rights Certificate No.:                                                                                               Number of Rights:

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED [            ], 2005 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM [            ], THE INFORMATION AGENT.

OCCAM NETWORKS, INC., a Delaware Company

CUSIP NO.:

SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Subscription Rights to Purchase [            ]

Shares of Series A-2 Preferred Stock of Occam Networks, Inc.

Subscription Price: $10.00 per whole share

The Subscription Rights Will Expire If Not Exercised On or Before 5:00 P.M.,

New York, New York Time, on [            ], 2005,

Unless Extended or the Rights Offering is Terminated By the Company

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of nontransferable subscription rights (each, a “Subscription Right”) set forth above. Each Subscription Right entitles the owner to subscribe for and purchase one share of Series A-2 preferred stock, par value $0.001 per share (“Series A-2 Preferred Stock”) of Occam Networks, Inc., a Delaware corporation (the “Company”), at the subscription price of $10.00 (the “Subscription Price”). The owner was granted one Subscription Right for each approximately 109 shares of common stock the owner held on             , 2005, the record date, pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions for Use of Occam Networks, Inc. Subscription Rights Certificates” accompanying this Subscription Rights Certificate, provided that if the owner did not hold of record at least 10,870 shares of Common Stock as of the record date, the number of such owner’s Subscription Rights has been fixed at 100. In no event may any owner subscribe for and purchase less than 100 shares of Series A-2 Preferred Stock, representing a minimum Subscription Price of $1,000.

The Subscription Rights represented by this Subscription Rights Certificate may be exercised by completing Form-1 and Form-3 and any other appropriate forms on the reverse side hereof and by returning the full payment of the Subscription Price for each share of Series A-2 Preferred Stock subscribed for in accordance with the Prospectus and the “Instructions for Use of Occam Networks, Inc. Subscription Rights Certificates” that accompany this Subscription Rights Certificate.

The Subscription Rights evidenced by this Subscription Rights Certificate may not be transferred or sold. This Subscription Rights Certificate is not valid unless countersigned by the transfer agent and registered by the registrar.

IN WITNESS WHEREOF, the Company has caused this Subscription Rights Certificate to be duly executed under its corporate seal.

Dated: [            ], 2005

OCCAM NETWORKS, INC. a Delaware corporation

By:
Name: Title:

By:
Name: Title:

COUNTERSIGNED AND REGISTERED BY: U.S. STOCK TRANSFER CORPORATION Transfer Agent And Registrar

By:
Name: Title:

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

For delivery by mail:

By hand delivery or overnight courier:

Tel:

Delivery other than in the manner or to the addresses listed above will not constitute valid delivery.

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1 — EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for shares pursuant to your Subscription Rights, please complete lines (a) and (b) and sign under Form 3 below.

(a)	Subscription Right. I subscribe for shares of Series A-2 Preferred Stock (number of shares may not be less than 100 and may not exceed number of shares of Series A-2 Preferred Stock entitled to be purchased pursuant to your Basic Subscription Rights, which is set forth on the face of the Subscription Rights Certificate) at a subscription price of $10.00 per share of Series A-2 Preferred Stock.

(b)	Payment Amount. Total Amount of Payment Enclosed = $ (multiply the sum of the number of shares of Series A-2 Preferred Stock subscribed for in (a) above by $10.00).

METHOD OF PAYMENT (CHECK ONE):

☐	Check or bank draft drawn on a U.S. bank, or postal, telegraphic or express money order payable to “ , as Subscription Agent for Occam Networks, Inc.” Funds paid by an uncertified check may take five business days or more to clear. All funds must have cleared prior to the expiration date of the rights offering in order for your subscription to be accepted.

☐	Wire transfer of immediately available funds directly to the account maintained by , as Subscription Agent for Occam Networks, Inc., for purposes of accepting subscriptions in this Rights Offering. at ABA # , Account No. , .

FORM 2 — DELIVERY TO DIFFERENT ADDRESS

If you wish for the Series A-2 Preferred Stock purchased pursuant to the exercise of your subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

FORM 3 — SIGNATURE

I acknowledge that I have received the Prospectus for the Rights Offering, and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus.

Signature(s)

Print Name of Stockholder

Telephone Number

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the face of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 4 — SIGNATURE GUARANTEE

This form must be completed if any portion of Form 2 has been completed.

Signature Guaranteed:

(Name of Bank or Firm)

By:

(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.